ATTORNEYS AT LAW

777 EAST WISCONSIN AVENUE
MILWAUKEE, WI 53202-5306
414.271.2400 TEL
414.297.4900 FAX
FOLEY.COM
June 29, 2011
CLIENT/MATTER NUMBER
045952-0500

22nd Century Group, Inc.
8201 Main Street, Suite 6
Williamsville, New York 14221

Re:	Registration Statement on Form S-1 (File No. 333-173420)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1, File No. 333-173420, as amended (the “Registration Statement”) of 22nd Century Group, Inc., a Nevada corporation (the “Company”), filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the public offering by the selling stockholders identified in the Registration Statement of up to 5,434,446 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Shares.

We have examined originals, or photostatic, or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

We are opining herein as to the laws of the State of Nevada and the Federal laws of the United States of America, and we express no opinion with respect to any other laws.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares are validly issued, fully-paid, and non-assessable.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Foley & Lardner LP

BOSTON	JACKSONVILLE	MILWAUKEE	SAN DIEGO	SILICON VALLEY
BRUSSELS	LOS ANGELES	NEW YORK	SAN DIEGO/DEL MAR	TALLAHASSEE
CHICAGO	MADISON	ORLANDO	SAN FRANCISCO	TAMPA
DETROIT	MIAMI	SACRAMENTO	SHANGHAI	TOKYO
WASHINGTON, D.C.